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                                                     EXHIBIT 23.1



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 28, 1994 in the Annual Report on Form 10-K for the year ended December 31, 1993 of Marshall & Ilsley Corporation in the Registration Statement on Form S-8 pertaining to the Marshall & Ilsley Corporation 1994 Long-Term Incentive Plan for Executives.



                              /s/ ARTHUR ANDERSEN & CO.

                              ARTHUR ANDERSEN & CO.



Milwaukee, Wisconsin,
August 31, 1994.